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                                                                     EXHIBIT 4.2

                                     BYLAWS

                    AMENDED AND RESTATED AS OF MARCH 28, 2001

                                       OF

                               CERNER CORPORATION


                                     Offices

                 1. Registered Office and Registered Agent. The location of the registered office and the name of the registered agent of the corporation in the State of Delaware shall be as stated in the certificate of incorporation or as determined from time to time by the board of directors and on file in the appropriate public offices of the State of Delaware pursuant to applicable provisions of law.

                 2. Corporate Offices. The corporation may have such other corporate offices and places of business anywhere within or without the State of Delaware as the board of directors may from time to time designate or the business of the corporation may require.

                                      Seal

                 3. Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation and the words "Corporate Seal, Delaware". The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

                             Stockholders, Meetings

                 4. Place of Meetings. All meetings of the stockholders shall be held at the offices of the corporation in the City of North Kansas City, State of Missouri, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                 5.      Annual Meeting.

                 5.1 An annual meeting of the stockholders of the corporation shall be held on the second Tuesday in May of each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting.

                 5.2 At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting of the stockholders, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in these bylaws, who is entitled



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to vote at the annual meeting and who complies with the notice procedures set forth in this Section 5.2. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than one hundred twenty (120) days prior to the date of such meeting (as set forth in subparagraph 5.1); provided however, that in the event that no annual meeting of stockholders was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting or ten (10) calendar days following the date on which public announcement of the date of the meeting is first made. Such stockholder's notice to the Secretary shall set forth (a) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of such stockholder and the beneficial owner (as such term is defined in Rule 13d-3 as then in effect under the Securities Exchange Act of 1934, as amended (or any successor thereto) (the "Exchange Act")), if any, on whose behalf the proposal is made, (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made, the name and address of such stockholder as they appear on the corporation's books, and of such beneficial owner, (c) the class and number of shares of the corporation which are beneficially owned (as such term is defined in Rule 13d-3 as then in effect under the Exchange Act) and of record by such stockholder and such beneficial owner and (d) all other information with respect to each such matter as would have been required to be included in a proxy statement filed pursuant to Regulation 14A as then in effect under the Exchange Act, had proxies been solicited by the board of directors with respect thereto. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this subparagraph 5.2. The presiding officer of an annual meeting of stockholders shall, if the facts warrant, have the power and duty to determine whether the business proposed to be brought before the meeting was not made in accordance with the provisions of this subparagraph 5.2, and if he should so determine, he shall have the power and duty to declare to the meeting that such business not properly brought before the meeting shall be disregarded and not transacted.

                 5.3    Notwithstanding the foregoing provisions of subparagraph
5.2 and paragraph 18, (a) if any class or series of stock has the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, such directors shall be nominated and elected pursuant to the terms of such class or series of stock, and (b) a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in subparagraph 5.2 or paragraph 18. To the extent subparagraph 5.2 shall be deemed by the board of directors or the Securities and Exchange Commission, or adjudged by a court of competent jurisdiction, to be inconsistent with the rights of stockholders to request inclusion of a proposal in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act, such rule shall prevail.

                 6. Special Meetings. Special meetings of the stockholders may be held for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation. Except as otherwise required by law and subject to the rights, if any, of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of the stockholders of the corporation may be called only by the chairman of the board, by the president, or by the board of directors pursuant to a resolution approved by a majority of the entire board of directors. At a special meeting of


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the stockholders, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

                 The "call" and the "notice" of any such meeting shall be deemed to by synonymous.

                 7. Voting. At all meetings of stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three years prior to said meeting, unless said instrument shall provide for a longer period. Unless otherwise provided by the certificate of incorporation or resolutions adopted by the board of directors in accordance with the General Corporation Law of Delaware, each stockholder shall have one vote for each share of stock entitled to vote at such meeting registered in his name on the books of the corporation. At all meetings of stockholders the voting may be otherwise than by ballot, including the election of directors, except that, unless otherwise provided by the certificate of incorporation, any qualified voter may demand a vote by ballot on any matter, in which event such vote shall be taken by ballot.

                 8. Quorum. The holders of a majority of the outstanding shares of stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of any business, except as otherwise provided by law, by the certificate of incorporation, or by these bylaws. Every decision of a majority in amount of stock of such quorum shall be valid as a corporate act, except in those specific instances in which a larger vote is required by law or by the certificate of incorporation or by these bylaws.

                 If the holders of a majority of the outstanding shares of stock entitled to vote are not present in person or represented by proxy at a meeting of stockholders, the holders of a majority of the stock present in person or by proxy at such meeting shall have power successively to adjourn the meeting from time to time to a specified time and place, without notice to anyone other than by announcement at the meeting, until a quorum shall be present in person or by proxy. At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted which might have been transacted at the original meeting which was adjourned. If the adjournment is for more than thirty (30) days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

                 9. Stock Ledger. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required under paragraph 10 of these bylaws or the books of the corporation, or to vote in person or by proxy at any meeting of the stockholders.

                 10. Stockholders, Lists. The secretary or assistant secretary, who shall have charge of the stock ledger, shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept



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at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                 11. Notice. Written or printed notice of each meeting of the stockholders, whether annual or special, stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder of record of the corporation entitled to vote at such meeting, either personally or by mail, not less than ten (10) days nor more than sixty (60) days prior to the meeting. If mailed, such notice shall be deemed to be delivered when it is deposited in the United States mail with postage thereon addressed to the stockholder at his address as it appears on the records of the corporation.

                 12. Stockholder Action; How Taken. No action required or permitted to be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, and the power of stockholders to consent in writing, without a meeting, to the taking of any action is specifically denied.

                 13.    Procedure and Conduct of Meetings.

                 13.1 Meetings of stockholders shall be presided over by the chairman of the board, if any, or in his or her absence by the vice chairman of the board, if any, or in his or her absence by the chairman of the executive committee, if any, or in his or her absence by the president, if any, or in his or her absence by an executive vice president, if any, or in his or her absence by a senior vice president, if any, or in his or her absence by a vice president, or in the absence of such designation by a chairman chosen at the meeting by the vote of a majority in interest of the stockholders present in person or represented by proxy and entitled to vote thereat. The secretary or in his or her absence an assistant secretary or in the absence of the secretary and all assistant secretaries a person whom the chairman of the meeting shall appoint shall act as secretary of the meeting and keep a record of the proceedings thereof.

                 13.2 The board of directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the board of directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedure for maintaining order at the meeting and the safety of those present, limitations on participation on such meeting to stockholders of records of the corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot. Unless and to the extent determined by the board of directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

                 13.3 The board of directors shall appoint two or more Inspectors of Election to serve at every meeting of the stockholders at which directors are to be elected.

                               Board of Directors


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                 14.    Management. The property, business and affairs of the
corporation shall be managed by or under the direction of a board of directors. The number of directors of the corporation (including directors to be elected by the holders of any one or more series of Preferred Stock voting separately as a class or classes) shall be eight (8). As used in these bylaws, the terms "whole board" or "whole board of directors" mean the total number of directors which the corporation would have if there were no vacancies. In addition to the powers and authorities by these bylaws and the certificate of incorporation expressly conferred upon it, the board of directors may exercise all such powers of the corporation, and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

                 15. Classes. The members of the whole board of directors, other than those who may be elected by the holders of any Preferred Stock or series thereof, shall be divided into three (3) classes (to be designated as Class I, Class II and Class III), with the term of office of one class expiring each year. Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the corporation, the terms of the director or directors elected by such holders shall expire at the next succeeding annual meeting of stockholders. Subject to the foregoing, at each annual meeting of stockholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting and until their respective successors shall be elected and qualified or until their respective earlier resignation or removal.

                 16. Vacancies and Newly Created Directorships. Except for directorships created pursuant to paragraph FOURTH of the certificate of incorporation relating to the rights of holders of Preferred Stock or any series thereof, and except for vacancies in such directorships, any vacancies in the board of directors for any reason, and any newly created directorships resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, though less than quorum, or by a sole remaining director, unless it is otherwise provided in the certificate of incorporation or these bylaws, and the directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their respective successors are duly elected and qualified, or until their earlier resignation or removal. No decrease in the number of directors shall shorten the term of any incumbent director.

                 17. Removal of Directors. Notwithstanding any other provisions of these bylaws (and notwithstanding the fact that some lesser percentage may be specified by law or these bylaws), any director or the entire board of directors of the corporation may be removed at any time, but only for cause and only by the affirmative vote of the holders of eighty percent (80%) or more of the Total Voting Power of the then outstanding shares of Voting Stock, considered for this purpose as one class (for purposes of this paragraph 17, each share of the Voting Stock shall have the number of votes granted to it pursuant to paragraph FOURTH of the corporation's certificate of incorporation). For the purposes of this paragraph 17, (i) the term "Total Voting Power" shall mean the aggregate of all votes of all outstanding shares of Voting Stock; and
(ii) the term "Voting Stock" shall mean the shares of all classes of capital stock of the corporation entitled to vote on removal of any director or the entire board of directors in the manner provided in this paragraph 17 (except that if the next succeeding sentence is operative, then the outstanding shares of Preferred Stock shall not be considered "Voting Stock" for purposes of this paragraph 17). Notwithstanding the foregoing, and except as otherwise required by law, whenever the holders of any one or more series of Preferred Stock shall have the right, voting separately as a class, to elect one or more directors of the corporation, the foregoing


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provisions of this paragraph 17 shall not apply with respect to the director or directors elected by such holders of Preferred Stock.

                 As used in these bylaws, the term "for cause" is hereby exclusively defined and limited to mean conviction of a felony by a court of competent jurisdiction where such conviction is no longer subject to direct appeal, or an adjudication by a court of competent jurisdiction of liability for negligence, or misconduct, in the performance of the director's duty to the corporation in a matter of substantial importance to the corporation, where such adjudication is no longer subject to direct appeal.

                 18. Notification of Nominations. Subject to the rights of holders of Preferred Stock, nominations for the election of directors may be made by the board of directors or a proxy committee appointed by the board of directors or by any stockholder entitled to generally vote in the election of directors at the meeting of the stockholders at which directors will be elected. However, any such stockholder may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, one hundred twenty (120) days in advance of the date of such meeting (as set forth in paragraph 5 of these bylaws), and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh (7th) day following the date on which public announcement of the date of such meeting is first made. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) the name and address, as they appear on the corporation's books, of such stockholder; (d) the class and number of shares of the corporation which are beneficially owned (as defined in Rule 13d-3 as then in effect under the Exchange Act) by the nominating stockholder and each nominee proposed by such stockholder; (e) a description of all arrangements or understandings between the nominating stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (f) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to Regulation 14A (17 CFR 240.14a-1 et seq.) as then in effect under the Securities Exchange Act of 1934, as amended, had the nominee been nominated, or intended to be nominated, by the board of directors; and (g) the consent of each nominee to serve as a director of the corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

                 19. Meetings of the Newly Elected Board - Notice. The first meeting of the members of the board of directors after each election with respect to a class of directors shall be held (i) at such time and place either within or without the State of Delaware as shall be suggested or provided by resolution of the stockholders at the meeting at which such election was held with respect to a class of directors, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, (ii) if not so suggested or provided for by resolution of the stockholders or if a quorum shall not be present, at such time and place as shall be consented to in writing by a majority of the newly elected directors, provided that written or printed notice of such meeting shall be given to each of the other directors in the same manner as provided in paragraph 22 of these bylaws



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with respect to the giving of notice for special meetings of the board except that it shall not be necessary to state the purpose of the meeting in such notice, or (iii) regardless of whether or not the time and place of such meeting shall be suggested or provided for by resolution of the stockholders, at such time and place as shall be consented to in writing by all of the newly elected directors.

                 Every director of the corporation, upon his election, shall qualify by accepting the office of director, and his attendance at, or his written approval of the minutes of, any meeting of the board subsequent to his election shall constitute his acceptance of such office; or he may execute such acceptance by a separate writing, which shall be placed in the minute book.

                 20. Regular Meetings. Regular meetings of the board of directors may be held without notice at such times and places either within or without the State of Delaware as shall from time to time be fixed by resolution adopted by the whole board of directors. Any business may be transacted at a regular meeting.

                 21. Special Meetings. Special meetings of the board of directors may be called at any time by the chairman of the board, the president, any vice president or the secretary, or by any two (2) or more of the directors. The place may be within or without the State of Delaware as designated in the notice.

                 22. Notice of Special Meetings. Written or printed notice of each special meeting of the board, stating the place, day and hour of the meeting and the purpose or purposes thereof, shall be mailed to each director addressed to him at his residence or usual place of business at least three (3) days before the day on which the meeting is to be held, or shall be sent to him by telegram, or delivered to him personally, at least two (2) days before the day on which the meeting is to be held. If mailed, such notice shall be deemed to be delivered when it is deposited in the United States mail with postage thereon addressed to the director at his residence or usual place of business. If given by telegraph, such notice shall be deemed to be delivered when it is delivered to the telegraph company. The notice may be given by any officer having authority to call the meeting. "Notice" and "call" with respect to such meetings shall be deemed to be synonymous. Any meeting of the board of directors shall be a legal meeting without any notice thereof having been given if all directors shall be present.

                 23. Meetings by Conference Telephone or Similar Communications Equipment. Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the board of directors of the corporation, or any committee designated by the board, may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by that means shall constitute presence in person at such meeting.

                 24. Quorum. Unless otherwise required by law, the certificate of incorporation or these bylaws, a majority of the total number of directors shall be necessary at all meetings to constitute a quorum for the transaction of business and, except as may be otherwise provided by law, the certificate of incorporation or these bylaws, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors.

                 If at least two (2) directors or one third (1/3) of the whole board of directors, whichever is greater, is present at any meeting at which a quorum is not present, a majority of the directors present at such meeting shall have power successively to adjourn the meeting from time to time to a subsequent date, without notice to any director other than announcement at the meeting. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting which was adjourned.

                 25. Standing or Temporary Committees. The board of directors may, by resolution or resolutions passed by a majority of the whole board, designate one (1) or more committees, each committee to consist of one
(1) or more directors of the corporation. The board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member of members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors or in these bylaws, shall have and may exercise all of the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority of the board of directors with respect to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, amending the bylaws of the corporation, declaring a dividend or making any other distribution to the stockholders, authorizing the issuance of stock otherwise than pursuant to the grant or exercise of a stock option under employee stock option plans of the corporation, or appointing any member of any committee of the board of directors.

                 Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors. All committees so appointed shall, unless otherwise provided by the board of directors, keep regular minutes of the transactions at their meetings and shall cause them to be recorded in books kept for that purpose in the office of the corporation and shall report the same to the board of directors at its next meeting. The secretary or an assistant secretary of the corporation may act as secretary of the committee if the committee so requests.

                 26. Compensation. Unless otherwise restricted by the certificate of incorporation, the board of directors may, by resolution, fix the compensation to be paid directors for serving as directors of the corporation and may, by resolution, fix a sum which shall be allowed and paid for attendance at each meeting of the board of directors and may provide for reimbursement of expenses incurred by directors in attending each meeting; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving his regular compensation therefor. Members of special or standing committees may be allowed similar compensation for attending committee meetings.

                 27. Resignations. Any director may resign at any time upon written notice to the corporation. Such resignation shall take effect at the time specified therein or shall take effect upon receipt thereof by the corporation if no time is specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                 28.     Indemnification of Directors and Officers.


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                 (a)    Indemnification in Actions by Third Parties. The
corporation shall indemnify each person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate (other than an action by or in the right of the corporation) by reason of the fact that such person is or was an officer or director of the corporation or is or was serving at the corporation's request as a director or officer of any Other Enterprise against all liabilities and expenses, including, without limitation, judgments, amounts paid in settlement (provided that such settlement and all amounts paid in connection therewith are approved in advance by the corporation in accordance with paragraph (d) of this paragraph 28, which approval shall not be unreasonably withheld), attorneys' fees, ERISA excise taxes or penalties, fines and other expenses actually and reasonably incurred by such person in connection with such action, suit or proceeding (including without limitation the investigation, defense, settlement or appeal of such action, suit or proceeding) if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that the corporation shall not be required to indemnify or advance expenses to any such person or person seeking indemnification or advancement of expenses in connection with an action, suit or proceeding initiated by such person unless the initiation of such action, suit or proceeding was authorized by the board of directors of the corporation. The termination of any such action, suit or proceeding by judgment, order, settlement, conviction or under a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding that he had reasonable cause to believe that his conduct was unlawful.

                 (b) Indemnification in Derivative Actions. The corporation shall indemnify each person who has been or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an officer of director of the corporation or is or was serving at the corporation's request as a director or officer of any Other Enterprise against amounts paid in settlement thereof (provided that such settlement and all amounts paid in connection therewith are approved in advance by the corporation in accordance with subparagraph (d) of this paragraph 28, which approval shall not be unreasonably withheld) and all expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, suit or proceeding (including without limitation the investigation, defense, settlement or appeal of such action, suit or proceeding) if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification under this subparagraph (b) shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged liable to the corporation unless and only to the extent that the court in which the action, suit or proceeding is brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to such indemnification.

                 (c) Indemnification for Expenses. Notwithstanding the other provisions of this paragraph 28, to the extent that a person who is or was serving as a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any Other Enterprise, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subparagraphs (a) and (b) of this paragraph 28 (including the dismissal of any such action, suit or proceeding without prejudice), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                 (d) Determination of Right to Indemnification. Prior to indemnifying a person pursuant to the provisions of subparagraphs (a) and (b) of this paragraph 28, unless ordered by a court and except as otherwise provided by subparagraph (c) of this paragraph 28, the corporation shall determine that such person has met the specified standard of conduct entitling such person to indemnification as set forth under subparagraphs (a) and (b) of this paragraph
28. Any determination that a person shall or shall not be indemnified under the provisions of subparagraphs (a) and (b) of this paragraph 28 shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or if such quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or by the stockholders, and such determination shall be final and binding upon the corporation; provided, however, that in the event such determination is adverse to the person or persons to be indemnified hereunder, such person or persons shall have the right to maintain an action in any court of competent jurisdiction against the corporation to determine whether or not such person has met the requisite standard of conduct and is entitled to such indemnification hereunder. If such court action is successful and the person or persons is determined to be entitled to such indemnification, such person or persons shall be reimbursed by the corporation for all fees and expenses (including attorneys' fees) actually and reasonably incurred in connection with any such action (including without limitation the investigation, defense, settlement or appeal of such action).

                 (e) Advancement of Expenses. Expenses (including attorneys' fees) actually and reasonably incurred by a person who may be entitled to indemnification hereunder in defending an action, suit or proceeding, whether civil, criminal, administrative, investigative or appellate, shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to indemnification by the corporation. Notwithstanding the foregoing, no advance shall be made by the corporation if a determination is reasonably and promptly made by (i) the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding for which the advancement is requested, (ii) if a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders, that, based upon the facts known to the board, counsel or stockholders at the time such determination is made, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interest of the corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful. In no event shall any advance be made in instances where the board, stockholders or independent legal counsel reasonably determines that such person deliberately breached his duty to the corporation or its stockholders.

                 (f) Non-Exclusivity. The indemnification and advancement of expenses provided by this paragraph 28 shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, under the certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors, policy of insurance or otherwise, both as to action in their official capacity and as to action in another capacity while holding their respective offices, and shall not limit in any way any right which the corporation may have to make additional indemnifications with respect to the same or different persons or classes of persons. The indemnification and advancement of expenses provided by, or granted pursuant to, this paragraph 28 shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and estate of such a person.

                 (g) Insurance. Upon resolution passed by the board of directors, the corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any Other Enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this paragraph.

                 (h) Vesting of Rights. The rights granted by this paragraph 28 shall be vested in each person entitled to indemnification hereunder as a bargained-for, contractual condition of such person's acceptance of his election or appointment as a director or officer of the corporation or serving at the request of the corporation as a director of officer of any Other Enterprise and while this paragraph 28 may be amended or repealed, no such amendment or repeal shall release, terminate or adversely affect the rights of such person under this paragraph 28 with respect to any act taken or the failure to take any act by such person prior to such amendment or repeal or with respect to any action, suit or proceeding with respect to such act or failure to act filed after such amendment or repeal.

                 (i) Definition of the "Corporation". For purposes of this paragraph 28, references to "the corporation" shall, if and only if the board of directors shall determine, include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers or persons serving at the request of such constituent corporation as a director or officer of any Other Enterprise, so that any person who is or was a director or officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or officer of any Other Enterprise, shall stand in the same position under the provisions of this paragraph 28 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                 (j) Certain Definitions. For the purpose of this paragraph 28, references to "Other Enterprises" or "Other Enterprise" shall include without limitation any other corporation, partnership, joint venture, trust or employee benefit plan; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "defense" shall include investigations of any threatened, pending or completed action, suit or proceeding as well as appeals thereof and shall also include any defensive assertion of a cross claim or counterclaim and references to "serving at the request of the corporation" shall include any service as a director or officer of a corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this paragraph 28. For the purpose of this paragraph 28, unless the board of directors of the corporation shall determine otherwise, any director or officer of the corporation who shall serve as an officer or director of any Other Enterprise of which the corporation, directly or indirectly, is a stockholder or creditor, or in which the corporation is in any way interested, shall be presumed to be serving as such director or officer at the request of the corporation. In all other instances where any person shall serve as a director or officer of an Other Enterprise, if it is not otherwise established that such person is or was serving as such director or officer at the request of the corporation, the board of directors of the corporation shall determine whether such person is or was serving at the request of the corporation, and it shall not be necessary to show any actual or prior request for such service, which determination shall be final and binding on the corporation and the person seeking indemnification.

                 (k) Severability. If any provision of this paragraph 28 or the application of any such provision to any person or circumstance is held invalid, illegal or unenforceable for any reason whatsoever, the remaining provisions of this paragraph 28 and the application of such provisions to other persons or circumstances shall not be affected thereby and to the fullest extent possible the court finding such provision invalid, illegal or unenforceable shall modify and construe the provision so as to render it valid and enforceable as against all persons or entities and to give the maximum possible protection to persons subject to indemnification hereby within the bounds of validity, legality and enforceability. Without limiting the generality of the foregoing, if any officer or director of the corporation or any person who is or was serving at the request of the corporation as a director or officer of any Other Enterprise, is entitled under any provision of this paragraph 28, to indemnification by the corporation for some or a portion of the judgments, amounts paid in settlement, attorneys' fees, ERISA excise taxes or penalties, fines or other expenses actually and reasonably incurred by any such person in connection with any threatened, pending or completed action, suit or proceeding (including without limitation, the investigation, defense, settlement or appeal of such action, suit or proceeding), whether civil, criminal, or administrative, investigative or appellate, but not, however, for all of the total amount thereof, the corporation shall nevertheless indemnify such person for the portion thereof to which such person is entitled.

                 29. Action without a Meeting. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or any committee thereof may be taken without a meeting if written consent thereto is signed by all members of the board of directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

                                    Officers

                 30. (a) Officers - Who Shall Constitute. The officers of the corporation shall be a chairman of the board, a president, one or more vice presidents, a secretary, a treasurer, one or more assistant secretaries and one or more assistant treasurers. The board shall elect a president and a secretary at its first meeting after each annual meeting of the stockholders. The board then, or from time to time, may also elect one or more of the other prescribed officers as it may deem advisable, but need not elect any officers other than a president and a secretary. The board may, if it desires, elect or appoint additional officers and may further identify or describe any one or more of the officers of the corporation.

                 Officers of the corporation need not be members of the board of directors. Any two (2) or more offices may be held by the same person.

                 An officer shall be deemed qualified when he enters upon the duties of the office to which he has been elected or appointed and furnishes any bond required by the board; but the board may also require his written acceptance and promise faithfully to discharge the duties of such office.

                 (b) Term of Office. Each officer of the corporation shall hold his office at the pleasure of the board of directors or for such other period as the board may specify at the time of his election or appointment, or until his death, resignation or removal by the board, whichever first occurs. In any event, each officer of the corporation who is not reelected or reappointed at the annual election of officers by the board next succeeding his election or appointment shall be deemed to have been removed by the board, unless the board provides otherwise at the time of his election or appointment.

                 (c) Other Agents. The board from time to time may also appoint such other agents for the corporation as it shall deem necessary or advisable, each of whom shall serve at the pleasure of the board or for such period as the board may specify, and shall exercise such powers, have such titles and perform such duties as shall be determined from time to time by the board or by an officer empowered by the board to make such determinations.

                 31. The Chairman of the Board. If a chairman of the board be elected, he shall preside at all meetings of the stockholders and directors at which he may be present and shall have such other duties, powers and authority as may be prescribed elsewhere in these bylaws. The board of directors may delegate such other authority and assign such additional duties to the chairman of the board, other than those conferred by law exclusively upon the president, as it may from time to time determine, and, to the extent permissible by law, the board may designate the chairman of the board as the chief executive officer of the corporation with all of the powers otherwise conferred upon the president of the corporation under paragraph 32 of these bylaws, or it may, from time to time, divide the responsibilities, duties and authority for the general control and management of the corporation's business and affairs between the chairman of the board and the president.

                 32. The President. Unless the board otherwise provides, the president shall be the chief executive officer of the corporation with such general executive powers and duties of supervision and management as are usually vested in the office of the chief executive officer of a corporation, and he shall carry into effect all directions and resolutions of the board. The president, in the absence of the chairman of the board or if there be no chairman of the board, shall preside at all meetings of the stockholders and directors.

                 The president may execute all bonds, notes, debentures, mortgages and other instruments for and in the name of the corporation, may cause the corporate seal to be affixed thereto, and may execute all other instruments for and in the name of the corporation.

                 Unless the board otherwise provides, the president, or any person designated in writing by him, shall have full power and authority on behalf of this corporation (i) to attend and to vote or take action at any meeting of the holders of securities of corporations in which this corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to being a holder of such securities, and (ii) to execute and deliver waivers of notice and proxies for and in the name of the corporation with respect to any securities held by the corporation.

                 He shall, unless the board otherwise provides, be ex officio a member of all standing committees.

                 He shall have such other or further duties and authority as may be prescribed elsewhere in these bylaws or from time to time by the board of directors.

                 If a chairman of the board be elected or appointed and designated as chief executive officer of the corporation, as provided in paragraph 31, of these bylaws, the president shall perform such duties as may be specifically delegated to him by the board of directors or are conferred by law exclusively upon him, and in the absence, disability, or inability or refusal to act of the chairman of the board, the president shall perform the duties and exercise the powers of the chairman of the board.

                 33. Vice Presidents. In the absence of the president or in the event of his disability, or inability or refusal to act, any vice president may perform the duties and exercise the powers of the president until the board otherwise provides. Vice presidents shall perform such other duties as the board may from time to time prescribe.

                 34. Secretary and Assistant Secretaries. The secretary shall attend all sessions of the board and all meetings of the stockholders, shall prepare minutes of all proceedings at such meetings and shall preserve them in a minute book of the corporation. He shall perform similar duties for the executive committee and other standing committees when requested by the board or any such committee.

                 The secretary shall see that all books, records, lists and information, or duplicates, required to be maintained in Delaware, or elsewhere, are so maintained.

                 The secretary shall keep in safe custody the seal of the corporation, and shall have authority to affix the seal to any instrument requiring a corporate seal and, when so affixed, he shall attest the seal by his signature. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

                 The secretary shall have the general duties, responsibilities and authorities of a secretary of a corporation and shall perform such other duties and have such other responsibility and authority as may be prescribed elsewhere in these bylaws or from time to time by the board of directors or the chief executive officer of the corporation, under whose direct supervision he shall be.

                 In the absence of the secretary or in the event of his disability, or inability or refusal to act, any assistant secretary may perform the duties and exercise the powers of the secretary until the board otherwise provides. Assistant secretaries shall perform such other duties as the board of directors may from time to time prescribe.

                 35. The Treasurer and Assistant Treasurers. The treasurer shall have responsibility for the safekeeping of the funds and securities of the corporation, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall keep, or cause to be kept, all other books of account and accounting records of the corporation. He shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors or by any officer of the corporation to whom such authority has been granted by the board.

                 He shall disburse, or permit to be disbursed, the funds of the corporation as may be ordered, or authorized generally, by the board, and shall render to the chief executive officer of the corporation and the directors whenever they may require it, an account of all his transactions as treasurer and of those under his jurisdiction, and of the financial condition of the corporation.

                 He shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in these bylaws or from time to time by the board of directors.

                 He shall have the general duties, powers and responsibility of a treasurer of a corporation and shall, unless otherwise provided by the board, be the chief financial and accounting officer of the corporation.

                 If required by the board, he shall give the corporation a bond in a sum and with one or more sureties satisfactory to the board, for the faithful performance of the duties of his office and for the restoration to the corporation, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control which belong to the corporation.

                 In the absence of the treasurer or in the event of his disability, or inability or refusal to act, any assistant treasurer may perform the duties and exercise the powers of the treasurer. Assistant treasurers shall perform such other duties and have such other authority as the board of directors may from time to time prescribe.

                 36. Duties of Officers May be Delegated. If any officer of the corporation be absent or unable to act, or for any other reason that the board may deem sufficient, the board may delegate, from the time being, some or all of the functions, duties, powers and responsibilities of any officer to any other officer, or to any other agent or employee of the corporation or other responsible person, provided a majority of the whole board concurs.

                 37. Removal. Any officer or agent elected or appointed by the board of directors, and any employee, may be removed or discharged by the board whenever in its judgment the best interests of the corporation would be served thereby, but such removal or discharge shall be without prejudice to the contract rights, if any, of the person so removed or discharged.

                 38. Salaries and Compensation. Salaries and compensation of all elected officers of the corporation shall be fixed, increased or decreased by the board of directors, but this power, except as to the salary or compensation of the chairman of the board and the president, may, unless prohibited by law, be delegated by the board to the chairman of the board or the president, or may be delegated to a committee. Salaries and compensation of all appointed officers, agents and employees of the corporation may be fixed, increased or decreased by the board of directors, but until action is taken with respect thereto by the board of directors, the same may be fixed, increased or decreased by the president or such other officer or officers as may be empowered by the board of directors to do so.

                 39. Delegation of Authority to Hire, Discharge and Designate Duties. The board from time to time may delegate to the chairman of the board, the president or other officer or executive employee of the corporation, authority to hire, discharge and fix and modify the duties, salary or other compensation of employees of the corporation under their jurisdiction, and the board may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the corporation the services of attorneys, accountants and other experts.

                                      Stock

                 40. Certificates for Shares of Stock. Certificates for shares of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by, or in the name of the corporation by, the chairman of the board or the president or a vice president, and by the treasurer or an assistant treasurer or the secretary or an assistant secretary, certifying the number of shares owned by him. Any of or all the signatures on such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such officer, transfer agent or registrar who signed such certificate, or whose facsimile signature shall have been used thereon, had not ceased to be such officer, transfer agent or registrar of the corporation.

                 41. Transfers of Stock. Transfers of stock shall be made only upon the stock transfer books of the corporation, kept at the office of the corporation or of the transfer agent designated to transfer the class of stock, and before a new certificate is issued the old certificate shall be surrendered for cancellation. Until and unless the board appoints some other person, firm or corporation as its transfer agent (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made) the secretary of the corporation shall be the transfer agent of the corporation without the necessity of any formal action of the board, and the secretary, or any person designated by him, shall perform all of the duties thereof.

                 42. Registered Stockholders. Only registered stockholders shall be entitled to be treated by the corporation as the holders and owners in fact of the shares standing in their respective names, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by applicable federal law or by the laws of Delaware.

                 43. Lost Certificates. The board of directors may direct that a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. When authorizing such issue of a replacement certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the corporation and its transfer agents and registrars, if any, a bond in such sum as it may direct to indemnify it against any claim that may be made against it with respect to the certificate or certificates alleged to have been lost, stolen or destroyed or with respect to the issuance of such new certificate or certificates.

                 44. Regulations. The board of directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of stock of the corporation, not inconsistent with the laws of Delaware, the certificate of incorporation of the corporation and these bylaws.

                 45. Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, if such action is authorized, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

                              Dividends and Finance

                 46. Dividends. Dividends upon the outstanding shares of stock of the corporation, subject to the provisions of the certificate of incorporation and of any applicable law and of these bylaws, may be declared by the board of directors at any meeting. Subject to such provisions, dividends may be paid in cash, in property or in shares of stock of the corporation.

                 47. Creation of Reserves. The directors may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose or may abolish any such reserve in the manner in which it was created.

                 48. Depositories. The moneys of the corporation shall be deposited in the name of the corporation in such bank or banks or other depositories as the board of directors shall designate, and shall be drawn out only by check signed by persons designated by resolution adopted by the board of directors, except that the board of directors may delegate said powers in the manner hereinafter provided in this paragraph 48. The board of directors may by resolution authorize an officer or officers of the corporation to designate any bank or banks or other depositories in which moneys of the corporation may be deposited, and to designate the persons who may sign checks drawn on any particular account or accounts of the corporation, whether created by direct designation of the board of directors or by an authorized officer or officers as aforesaid.

                 49. Fiscal Year. The board of directors shall have power to fix and from time to time change the fiscal year of the corporation. In the absence of action by the board of directors, the fiscal year of the corporation shall end each year on the date which the corporation treated as the close of its first fiscal year, until such time, if any, as the fiscal year shall be changed by the board of directors.

                 50. Directors, Annual Statement. The board of directors may present at each annual meeting of the stockholders, and when called for by vote of the stockholders shall present to any annual or special meeting of the stockholders, a full and clear statement of the business and condition of the corporation.

                                Books and Records

                 51. Books, Accounts and Records. The books, accounts and records of the corporation, except as may be otherwise required by the laws of the State of Delaware, may be kept outside of the State of Delaware, at such place or places as the board of directors may from time to time determine. The board of directors shall determine whether, to what extent and the conditions upon which the books, accounts and records of the corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any book, account or record of the corporation, except as conferred by law or by resolution of the stockholders or directors.

                                  Miscellaneous

                 52. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes of Delaware or of the certificate of incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or these bylaws.

                 53. Contracts. The board of directors may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

                 54. Amendments. These bylaws may be altered, amended or repealed, or new bylaws may be adopted, in the manner provided in the certificate of incorporation.

                 55. Business Combinations. The corporation shall not be governed by the provisions of Section 203 of the Delaware General Corporation Law.

                                   CERTIFICATE

                 The undersigned secretary of Cerner Corporation, a Delaware corporation, hereby certifies that the foregoing bylaws are the bylaws of said corporation as amended and as adopted by the directors of the corporation.

Dated:   March 28, 2001.


                                           /s/ Randy D. Sims
                                           -------------------------------------
                                           Randy D. Sims, Secretary